SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 28, 2003

THE TALBOTS, INC. (Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12552 (Commission File Number)	41-1111318 (I.R.S. Employer Identification Number)

One Talbots Drive, Hingham, Massachusetts (Address of Principal Executive Offices)	02043 (Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events and Regulation FD Disclosure.

        On January 28, 2003, The Bank of Tokyo-Mitsubishi Trust Company approved an extension of its Revolving Credit Agreement dated as of January 25, 1994 (as amended, supplemented, or otherwise modified from time to time), between The Talbots, Inc. (“Talbots”) as borrower, and The Bank of Tokyo-Mitsubishi Trust Company. The expiration date of such Revolving Credit Agreement is extended until January 28, 2005.

        On January 28, 2003, Mizuho Corporate Bank, Ltd., as successor to The Dai-Ichi Kangyo Bank, Limited, approved an extension of its Revolving Credit Agreement made as of January 25, 1994, First Amendment dated November 21, 1995 and Second Amendment dated April 18, 1996, between Talbots and Mizuho Corporate Bank, Ltd. The expiration date of such Revolving Credit Agreement is extended until January 28, 2005.

        On January 31, 2003, Sumitomo Mitsui Banking Corporation as successor to The Sakura Bank, Limited, agreed to enter into the Sixth Amendment of the Revolving Credit Agreement dated as of January 25, 1994, as amended, between Talbots and Sumitomo Mitsui Banking Corporation. The expiration date of such Revolving Credit Agreement is extended until January 28, 2005.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Acceptance of Extension dated January 28, 2003 from The Bank of Tokyo-Mitsubishi Trust Company to The Talbots, Inc.

99.2	Confirmation of Extension dated January 28, 2003 from Mizuho Corporate Bank, Ltd. to The Talbots, Inc.

99.3	Sixth Amendment to Revolving Credit Agreement dated as of January 31, 2003 from Mizuho Corporate Bank, Ltd. to The Talbots, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2003	THE TALBOTS, INC. By: CAROL GORDON STONE —————————————— Carol Gordon Stone Vice President, Corporate Controller

EXHIBIT INDEX

Exhibit No.	Title

99.1	Acceptance of Extension dated January 28, 2003 from The Bank of Tokyo-Mitsubishi Trust Company to The Talbots, Inc.

99.2	Confirmation of Extension dated January 28, 2003 from Mizuho Corporate Bank, Ltd. to The Talbots, Inc.

99.3	Sixth Amendment to Revolving Credit Agreement dated as of January 31, 2003 from Mizuho Corporate Bank, Ltd. to The Talbots, Inc.